UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 30, 2008
Date of Report (Date of earliest event reported)
ATLAS ACQUISITION HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-1413609	26-0852483

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
c/o HAUSLEIN & COMPANY, INC.
11450 SE DIXIE HIGHWAY, SUITE 105
HOBE SOUND, FLORIDA 33455
(Address of Principal Executive Offices) (Zip Code)
(772) 545-9042
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
          As previously disclosed, on January 30, 2008, we consummated our initial public offering, or IPO, of 20,000,000 of our units. Each unit consists of one share of our common stock, $0.001 par value per share, and one warrant to purchase one share of our common stock at an exercise price of $7.00 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds to us of $200,000,000.
          In connection with the consummation of our IPO, we sold an aggregate of 5,800,000 insider warrants at a price of $1.00 per insider warrant, generating total proceeds to us of $5,800,000. Each insider warrant is exercisable for one share of our common stock at $7.00 per share.
          Audited financial statements as of January 30, 2008 reflecting receipt of the proceeds by us from our IPO and from the sale of the insider warrants have been issued by us and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Audited Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ACQUISITION HOLDINGS CORP.
February 4, 2008	By:	/s/ James N. Hauslein
James N. Hauslein
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Audited Financial Statements